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                                                                    Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of The News Corporation Limited of our report dated February 27, 2001, relating to the consolidated financial statements and the financial statement schedule, which appears in United Television, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Century City, California

March 21, 2001